UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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NOVADEL PHARMA, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
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NOVADEL PHARMA INC.

25 Minneakoning Road

Flemington, New Jersey 08822

(908) 782-3431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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To be held on October 15, 2009

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To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or Annual Meeting, of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, a Delaware corporation, will be held at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, October 15, 2009, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four Directors to our Board of Directors to serve until the next Annual Meeting of
Stockholders or until their successors have been duly elected or appointed and qualified;
2.	To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on August 25, 2009 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten (10) days prior to the Annual Meeting for any purpose germane to the meeting, at our principal executive offices at 25 Minneakoning Road, Flemington, NJ 08822, by contacting our Corporate Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON OCTOBER 15, 2009.

In accordance with new rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is being provided as our Annual Report to Stockholders. These materials are also available on the website http://www.proxyvote.com.

By Order of the Board of Directors,

Steven B. Ratoff

Interim President, Chief Executive Officer
and Interim Chief Financial Officer

Flemington, New Jersey

September 3, 2009

YOUR VOTE IS IMPORTANT IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NOVADEL PHARMA INC.

25 Minneakoning Road

Flemington, New Jersey 08822

(908) 782-3431

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, October 15, 2009 at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the period ended December 31, 2008 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822, Attn: Steven B. Ratoff, Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

The Annual Meeting has been called to consider and take action on the following proposals:

(i)	to elect four Directors to our Board of Directors, or the Board, to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;
(ii)	to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(iii)	to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 25 Minneakoning Road, Flemington, New Jersey 08822 and our telephone number is (908) 782-3431. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is September 3, 2009.

Record Date and Shares Outstanding

Stockholders of record at the close of business on August 25, 2009 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 62,206,374 shares of our Common Stock were issued and outstanding.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Corporate Secretary, or by voting at the meeting. The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

For Proposal 1, the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Directors. Thus, broker non-votes and withholding authority will have no effect on the outcome of the vote for the election of Directors. Broker non-votes are when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.

For Proposal 2, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Abstentions will have the effect of a vote ‘‘against’’ this proposal. Because broker non-votes are not considered to be votes cast, they will have no effect on the vote for this proposal. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee of our Board of Directors may reconsider its selection.

Questions and Answers

Q.	What am I voting on?

•	Election of four Directors (Mark J. Baric, Thomas E. Bonney, CPA, Charles Nemeroff, M.D., Ph.D. and Steven B. Ratoff) for a term ending at the next Annual Meeting of Stockholders; and
•	Ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q.	Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date of August 25, 2009, are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

Q.How do I vote?

Vote By Mail: Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote By Telephone: If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card. The number is 1-800-690-6903.

Vote in Person: Sign and date the proxy you receive and return it in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.	Can I access the proxy materials and transition report on Form 10-K electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended December 31, 2008 are available on the website www.proxyvote.com.

Q.	Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. On the Record Date, there were 62,206,374outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q.What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of Directors. For ratification of the selection of J.H. Cohn LLP, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of auditors.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the four nominated Directors; and
•	FOR ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board of Directors, or the Board, has nominated four (4) candidates for election as Director for a term expiring at the next Annual Meeting of Stockholders. All of the nominees are currently members of our Board and were elected by our stockholders at the last Annual Meeting. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

Pursuant to our By-Laws, generally the number of Directors is fixed and may be increased or decreased from time to time by resolution of our Board. Currently, our By-Laws provide that the number of Directors must be not less than three (3) nor more than nine (9). The Board has fixed the number of Directors at six (6) members. Immediately following our Annual Meeting, and as a result of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, the number of Directors on our Board will be fixed at four (4) members. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. Dr. Rosenwald, a stockholder, had the ability through December 31, 2008 to designate an individual to serve on our Board, and exercised such ability by designating Mr. J. Jay Lobell in December 2005. Although Mr. Lobell was a designee of Dr. Rosenwald’s, he does not have any voting or dispositive control over the shares held directly or indirectly by Dr. Rosenwald. Based upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Lobell as a member of the Board on December 14, 2005. Pursuant to the NYSE Amex LLC Company Guide, or the NYSE Amex Company Guide, Mr. Lobell has been deemed to be an independent Director by our Board as of September 15, 2006. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices. Also at its meeting on September 15, 2006, the Board appointed Mr. Steven B. Ratoff as Chairman of the Board. Mr. Ratoff had served as an independent member of our Board since his election to the Board on January 17, 2006. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement is on a month-to-month basis. From September 15, 2006 until March 16, 2007, Mr. Ratoff was compensated at a rate of $17,500 per month and reimbursement of reasonable expenses. Effective March 16, 2007, Mr. Ratoff’s monthly rate was reduced to $10,000 and reimbursement of reasonable expenses in connection with his reduction in day-to-day time spent with NovaDel. Effective June 6, 2007, Mr. Ratoff’s monthly rate was increased to $17,500 and reimbursement of reasonable expense in connection with his increase in day-to-day time spent with NovaDel. On July 25, 2007, Mr. Ratoff was appointed as Interim President and Chief Executive Officer of the Company, concurrent with the resignation of Dr. Jan Egberts. On April 28, 2009, Mr. Ratoff was appointed Interim Chief Financial Officer, Principal Financial Officer and Corporate Secretary concurrent with the resignation of Dr. Deni M. Zodda. As a result of such relationship, the Board has determined that Mr. Ratoff, who otherwise would be deemed independent, is no longer an independent member of the Board pursuant to the NYSE Amex Company Guide. As such, Mr. Ratoff no longer serves as a member of our Audit Committee or our Compensation Committee. The Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that all of our Directors are independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide, with the exception of our Chairman, Mr. Steven B. Ratoff, who is not independent because of his consulting arrangement with NovaDel and his role as Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

NAME	AGE	POSITION WITH NOVADEL
Mark J. Baric	50	Director
Thomas E. Bonney, CPA	44	Director
Charles Nemeroff, M.D., Ph.D.	59	Director
Steven B. Ratoff	67	Director and Chairman of the Board, Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary

The ages, principal occupations and directorships held, and certain other information with respect to the nominees, are shown below as of the Record Date.

Mark J. Baric, Director, 50. Mr. Baric was elected to the Board in February 2007. Since 2005 to the present, Mr. Baric has been the President and co-founder of CeNeRx BioPharma, Inc., a privately-held development company with a therapeutic focus on diseases of the central nervous system. In 2001, he co-founded and served, until 2005 as Chief Executive Officer and Chairman of 2ThumbZ Entertainment Inc., a privately-held company which develops and markets entertainment applications for users of handheld wireless devices and networks. From 1996 to 2001, Mr. Baric was Chairman and Chief Executive Officer of Virtus Entertainment Corporation, an emerging company in the fast-growing interactive entertainment industry. From 1990 to 1996, Mr. Baric held various leadership positions, including Chief Operating Officer and Chief Financial and Administrative Officer of Seer Technologies Inc. (now known as Cicero, Inc.), a provider of business integration software. Prior to 1990, Mr. Baric held various leadership positions at several firms, including CS First Boston and Coopers and Lybrand. Mr. Baric serves on the boards of CeNeRx BioPharma, Inc. and 2ThumbZ Entertainment Inc. Mr. Baric received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. from Clarion University. He is a member of our Audit Committee and a member of our Compensation Committee.

Thomas E. Bonney, CPA, Director, 44. Mr. Bonney was elected to the Board in March 2005. From 2002 to the present, Mr. Bonney has been Managing Director of CMF Associates, LLC, a financial and management consulting firm. Since December 2006, Mr. Bonney has been a General Partner in West Place LLC, and West Place Restaurant Group, LLC, privately-held companies that invest in and manage hotels and real estate. Since June 2005, Mr. Bonney has been a Director of Leblon Holdings LLC, a privately-held beverage supplier and from June 2005 through July 2007 was the Chief Financial Officer of Leblon Holdings, LLC. From 2001 to 2002, he was Chief Financial Officer of Akcelerant Holdings, Inc., a technology holding company. From 1995 to 2001, Mr. Bonney was President and a Director of Polaris Consulting & Information Technologies, a technology solutions provider. Mr. Bonney was at Deloitte & Touché from 1987 to 1995 in various positions including Senior Manager. Mr. Bonney received his B.S. in Accounting at the Pennsylvania State University and is a member of the Pennsylvania Institute of Certified Public Accountants. He is a member and chair of our Audit Committee and a member of our Corporate Governance and Nominating Committee.

Charles Nemeroff, M.D., Ph.D., Director, 59. Dr. Nemeroff was elected to the Board in September 2003. Dr. Nemeroff has been the Reunette W. Harris Professor in the Department of Psychiatry and Behavioral Sciences at Emory University School of Medicine in Atlanta, Georgia, since 1991. Dr. Nemeroff has served on the Scientific Advisory Board of numerous publicly-traded pharmaceutical companies, including Astra-Zeneca Pharmaceuticals, Forest Laboratories, Janssen and Quintiles. In 2002, he was elected to the Institute of Medicine of the National Academy of Sciences. Dr. Nemeroff received his B.S. from the City College of New York, his M.S. from Northeastern University, his Ph.D. and post doctorate training from the University of North Carolina and his M.D. from the University of North Carolina. Dr. Nemeroff is chair of our Scientific Advisory Board. He is also a member of our Compensation Committee and is a member of our Corporate Governance and Nominating Committee.

Steven B. Ratoff, Chairman of the Board, Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, 67. Mr. Ratoff was elected to the Board in January 2006 and was elected Chairman of the Board on September 15, 2006. He was appointed as Interim President and Chief Executive Officer of NovaDel on July 23, 2007. Mr. Ratoff is a private investor and since December 2004 has served as a venture partner with ProQuest Investments, a health care venture capital firm. Mr. Ratoff has been a director, since May 2005, and was Chairman of the Board, from September 2005 to October 2006, of Torrey Pines Therapeutics Inc. (formerly Axonyx Inc.), a NASDAQ development stage pharmaceutical company. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December, 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly-traded diversified manufacturer of consumer products. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR

BOARD OF DIRECTORS AND COMMITTEES

Meetings and Committees of our Board

Our Board met 10 times in person or by teleconference during the year ended December 31, 2008. Each Director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he served. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

Executive Sessions; Lead Independent Director

Non-employee Directors meet regularly in executive session following regularly scheduled Board meetings. Since January 2006, the Board has designated a Lead Independent Director who acts as the leader of the independent Directors and as chairperson of the executive sessions of our independent Directors. Dr. William F. Hamilton, Ph.D. served as our Lead Independent Director for the year ended December 31, 2008. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting.

Attendance at Annual Meeting

Although we have no formal policy regarding Director attendance at annual meetings, we strongly encourage all Directors to attend. All of NovaDel’s then current Directors attended the Annual Meeting of Stockholders held on September 8, 2008.

Committees of the Board

Our Board has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Corporate Governance and Nominating Committee.

Committee	Members(1)	Number of Meetings in 2008
Audit	Thomas E. Bonney, CPA Chair* Mark J. Baric William F. Hamilton, Ph.D.	6
Compensation	J. Jay Lobell, Chair Mark J. Baric Charles Nemeroff, M.D., Ph.D.	1
Corporate Governance and Nominating	William F. Hamilton, Ph.D., Chair Thomas E. Bonney, CPA Charles Nemeroff, M.D., Ph.D.	3

*Mr. Thomas E. Bonney, CPA has been determined by the Board to be an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and “independent” as required by the Amex Company Guide.

(1)	On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

                Audit Committee

Members:	Mr. Bonney (Chair), Dr. Hamilton and Mr. Baric

Number of meetings in 2008:	6

Functions:

The functions of the Audit Committee are focused on the following areas:

•	selects our independent registered public accounting firm and provides oversight of the firm’s independence, qualifications and performance;
•	reviews the adequacy of our internal control and financial reporting process and the reliability of our financial statements; and
•	reviews our compliance with legal and regulatory requirements.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Bonney, Mr. Baric and Dr. Hamilton are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Our Board has determined that Mr. Bonney qualifies as an “audit committee financial expert” and “independent director” as those terms are defined by the regulations of the Securities and Exchange Commission and the NYSE Amex Company Guide .

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from NovaDel. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews our financing plans and reports its recommendations to the full Board for approval and to authorize action. A copy of the Audit Committee’s written charter is available on our website at www.novadel.com.

In 2008, the members of the Audit Committee were Mr. Thomas E. Bonney, CPA, Dr. William F. Hamilton and Mr. Mark J. Baric. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices. Immediately following our Annual Meeting, the Board will re-classify its Audit Committee in light of Dr. Hamilton’s departure.

                Compensation Committee

Members:	Mr. Lobell (Chair), Mr. Baric and Dr. Nemeroff

Number of meetings in 2008:	1

Functions:

•	reviews and approves, or recommends for approval by a majority of the independent Directors of the Board, the compensation of our Chief Executive Officer and our other named executive officers;
•	reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans; and
•	reviews the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation – that is, changes in base salary, and non-equity and equity incentive plan compensation – of the Chief Executive Officer and our other named executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation. The details of the process and procedures involved are described in the CD&A beginning on page 30 for the named executive officers total direct compensation.

Our full Board ultimately makes the final decisions regarding the Chief Executive Officer’s and the other named executive officers’ total direct compensation.

Role of Compensation Consultants. In 2006, the Compensation Committee engaged Compensation Resources, Inc., or CRI, to advise it on relevant executive pay and related issues, as needed. CRI also served as an advisor to the Compensation Committee in 2007 and 2008 on certain compensation-related matters. During 2006, CRI assisted by:

•	reviewing our competitive market data with respect to peer group chief executive officer compensation;
•	provided input on the pay recommendations for our Chief Executive Officer;
•	reviewed our competitive market data for our named executive officers and observations on program design, including pay philosophy, pay levels, and incentive pay mix;
•	reviewed information on executive compensation trends, as requested; and
•	provided competitive compensation data on non-employee Directors’ compensation program as it relates to pay levels.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric and Dr. Nemeroff are independent and are “non-employee Directors” pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A copy of the Compensation Committee’s written charter is available on our website at www.novadel.com.

In 2008, the members of the Compensation Committee were Mr. J. Jay Lobell, Mr. Mark J. Baric and Dr. Charles Nemeroff. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices. Immediately following our Annual Meeting, the Board will re-classify its Compensation Committee in light of Mr. Lobell’s departure.

Compensation Committee Interlocks and Insider Participation

From January 1, 2008 through December 31, 2008, the members of the Compensation Committee were Mr. J. Jay Lobell, Mr. Mark J. Baric and Dr. Charles Nemeroff. None of these individuals was at any time during or at any other time an officer or employee of ours. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices. No executive officer has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee. Mr. Steven B. Ratoff, our Chairman of the Board, and our Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary participated in discussions and decisions regarding salaries and incentive compensation for all of our named executive officers, except he was excluded from discussions regarding his own salary and incentive stock compensation.

Corporate Governance and Nominating Committee

Members:	Dr. Hamilton (Chair), Mr. Bonney and Dr. Nemeroff

Number of meetings in 2008:	3

Functions:

•	recommends to the Board the persons to be nominated for election as Directors at any meeting of stockholders;
•	develops and recommends to the Board a set of corporate governance principles applicable to NovaDel; and
•	oversees the evaluation of the Board.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Bonney, Dr. Hamilton and Dr. Nemeroff are independent.

In 2008, the members of the Corporate Governance and Nominating Committee were Dr. Hamilton, Mr. Bonney and Dr. Nemeroff. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices. Immediately following our Annual Meeting, the Board will re-classify its Corporate Governance and Nominating Committee in light of Dr. Hamilton’s departure.

The Corporate Governance and Nominating Committee was established on June 14, 2004 and was responsible for developing and recommending a set of corporate governance guidelines to the Board. Our Board adopted such Corporate Governance Guidelines in September 2005, which were amended in June 2006. The guidelines are available on our website at www.novadel.com. A complete description of the Corporate Governance and Nominating Committee’s responsibilities is set forth in the Corporate Governance and Nominating Committee’s written charter. A copy of the Corporate Governance and Nominating Committee’s written charter is available on our website at www.novadel.com.

Code of Ethics

Our Board adopted a Business Conduct Policy that is applicable to all of our employees, officers and Directors. The Business Conduct Policy is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Business Conduct Policy satisfies the definition of “code of ethics” under the rules and regulations of the Securities and Exchange Commission and the NYSE Amex Company Guide. The Board adopted the Business Conduct Policy in 2003 and a subsequent revised Business Conduct Policy was adopted by the Board in 2004. A copy of the Business Conduct Policy can be obtained and will be provided to any person without charge upon written request to our Corporate Secretary at our executive offices, 25 Minneakoning Road, Flemington, New Jersey 08822.

The Business Conduct Policy can also be obtained on our website, www.novadel.com. We intend to disclose on our website any amendments to, or waivers from, our Business Conduct Policy that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and NYSE Amex LLC. Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Independence of Directors

The Board annually determines the independence of each Director based on a review by the Board and our Corporate Governance and Nominating Committee. The NYSE Amex LLC Corporate Governance Standards require that a majority of the Board be independent and that for a Director to qualify as independent, the Board must affirmatively determine that the Director has no material relationship with NovaDel, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. In determining whether a material relationship exists, the Board and our Corporate Governance and Nominating Committee broadly consider all relevant facts and circumstances brought to their attention through the processes described below.

The NovaDel Corporate Governance Guidelines, adopted by the Board in September 2005 and amended in June 2006, are available on the Corporate Governance section of our website at www.novadel.com. The NYSE Amex Company Guide generally provides that a Director will not be considered independent if:

•

the Director is, or within the last three years, has been an employee of NovaDel, or an immediate family member of the Director is, or within the last three years has been, an executive officer of NovaDel;

•

the Director, or an immediate family member of the Director, has received more than $120,000 in any consecutive 12-month period in the last three years in any compensation from NovaDel, other than Director fees, compensation paid to an immediate family member who is an employee (other than an executive officer) of the company, compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year) or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

a Director who is, or has an immediate family member who is, a current partner of our independent public registered accounting firm, or was a partner or employee of our independent registered public accounting firm who worked on our audit at any time during any of the past three years;

•

the Director, or an immediate family member of the Director is, or in the last three years has been, employed as an executive officer of another company where any of NovaDel’s present executives serve on that company’s compensation committee; or

•

a Director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization to which the company made or from which the company received, payments that exceed 5% of the organization’s gross revenues for that year or $200,000, whichever is greater, in any of the most recent three fiscal years (other than payments arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs).

Pursuant to the Corporate Governance Guidelines and the NYSE Amex LLC rules, the Board reviewed the independence of each of our Directors in March 2008, taking into account potential conflicts of interest, transactions or other relationships that would reasonably be expected to compromise any of our Directors’ independence. In performing this review, the Board, together with our Corporate Governance and Nominating Committee, reviewed the responses received from each Director to a questionnaire inquiring about, among other things, their relationships with us (and those of their immediate family members), their affiliations and other potential conflicts of interest.

As a result of this review, the Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that all of our Directors are independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide, with the exception of our Chairman, Mr. Steven B. Ratoff, who is not independent because of his consulting arrangement with NovaDel and his current role as our Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

Compensation of Directors

The general policy of the Board is that compensation for independent Directors should be a mix of cash and equity-based compensation. NovaDel does not pay employee Directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent Directors, has the primary responsibility for reviewing and considering any revisions to Director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of Director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisers, experts, and others to assist them. During 2006, the Compensation Committee hired Compensation Resources, Inc. (“CRI”) to aid in setting Director compensation. During 2007 and 2008, CRI acted as an advisor to the Compensation Committee on certain compensation-related matters. There were no changes to Director compensation in 2007 or 2008.

To assist the Compensation Committee in its annual review of Director compensation in 2006, CRI provided Director compensation data compiled from the annual reports and proxy statements of companies that the Board uses as its “peer group” for determining Director compensation. The Director peer group used in the 2006 review by CRI consisted of companies within the pharmaceutical and drug delivery industry that are generally considered comparable to NovaDel. The Director peer group used in 2006 consisted of the following companies:

Director Compensation Peer Group

Advanced Life Sciences Holdings, Inc.

Advanced Viral Research Corp.

Anadys Pharmaceuticals, Inc.

Antigenics Inc.

Avalon Pharmaceuticals, Inc.

Biopure Corporation

BioSante Pharmaceuticals, Inc.

Curis, Inc.

Delcath Systems, Inc.

Elite Pharmaceuticals, Inc.

EpiCept Corporation

Generex Biotechnology Corporation

Idera Pharmaceuticals, Inc.

Inhibitex, Inc.

Lev Pharmaceuticals Inc.

Lipid Sciences, Inc.

Manhattan Pharmaceuticals, Inc.

Point Therapeutics, Inc.

RegeneRx Biopharmaceuticals, Inc.

Repros Therapeutics Inc.

SIGA Technologies, Inc.

Valentis, Inc.

The following table shows amounts earned by each Director in the fiscal year ended December 31, 2008.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark J. Baric	$41,000	—	$6,899	—	—	—	$47,899
Thomas E. Bonney, CPA	$47,500	—	$6,899	—	—	—	$54,399
William F. Hamilton, Ph.D.(3)	$48,000	—	$6,899	—	—	—	$54,899
J. Jay Lobell(3)	$39,500	—	$6,899	—	—	—	$46,399
Charles Nemeroff, M.D., Ph.D.	$43,500	—	$8,697	—	—	—	$52,197
Steven B. Ratoff	$20,000	—	$6,899	—	—	—	$26,899(2)

(1)

For all directors, $6,899 option award in September 2008 represents estimated fair value of the option award on the grant date using a Black-Scholes option pricing model that assumes the following: expected volatility of 83%; dividend yield of 0%; expected term until exercise of 3.4 years; and a risk-free interest rate of 2.3%. In addition, Dr. Nemeroff received an option award of $1,798, based on his membership on the Company’s Scientific Advisory Board, of which Dr. Nemeroff is the Chairman. The estimated fair value of Dr. Nemeroff’s options was determined using a Black-Scholes option pricing model with the following assumptions: expected volatility of 85%; dividend yield of 0%; expected term until exercise of 5.5 years; and a risk-free interest rate of 1.8%.

(2)

Does not include fees earned by Mr. Ratoff pursuant to his consulting arrangement with us, or stock awards received by Mr. Ratoff pursuant to his role as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

(3)

On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

The following table shows the options granted to each Director in the fiscal year ended December 31, 2008.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Mark J. Baric	50,000	9/8/2008	$0.24
Thomas E. Bonney, CPA	50,000	9/8/2008	$0.24
William F. Hamilton, Ph.D.(2)	50,000	9/8/2008	$0.24
J. Jay Lobell(2)	50,000	9/8/2008	$0.24
Charles Nemeroff, M.D., Ph.D.	50,000	9/8/2008	$0.24
Steven B. Ratoff (1)	50,000	9/8/2008	$0.24

(1)	Does not include restricted stock awards to Mr. Ratoff in his capacity as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.
(2)

On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

The Board followed the recommendation of the Compensation Committee and determined non-employee Director compensation as follows:

Fiscal 2008 Policy --Directors who were not employees and were independent received fees in the following amounts:

Equity Compensation -- Each new non-employee Director will, upon initially joining the Board, receive options to purchase 100,000 shares of our Common Stock pursuant to our 2006 Equity Incentive Plan, or the Plan, and thereafter, each non-employee Director will receive an annual grant of options to purchase 50,000 shares of our Common Stock upon re-election to the Board.

Cash Compensation -- Each non-employee Director will be paid an annual retainer fee of $20,000 and $2,000 for in-person and $1,000 for telephonic meetings of the Board. The Lead Independent Director will be paid a $2,500 retainer for such role. In addition, each non-employee Director will receive certain additional annual retainers and meeting fees for chairing or serving as a member of the committees of the Board, with annual retainers as follows:

Chairman of the Audit Committee	$7,500
Member of the Audit Committee	$2,500

Chairman of the Compensation Committee	$5,000
Member of the Compensation Committee	$2,500

Chairman of the Corporate Governance and Nominating Committee	$5,000
Member of the Corporate Governance and Nominating Committee	$2,500

In addition, each non-employee Director will be paid $1,000 for in-person and $500 for telephonic committee meetings. The Board has agreed to permit each non-employee Director to elect to receive cash compensation in connection with their Board and committee retainers in the form of equity under the Plan. Such election will be made on an annual basis and valued at the time of grant. Equity grants will be received by such non-employee Directors when cash compensation payments are due.

In September 2006, Mr. Ratoff was elected Chairman of the Board. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement is on a month-to-month basis. From September 15, 2006 until March 16, 2007, Mr. Ratoff was compensated at a rate of $17,500 per month and reimbursement of reasonable expenses. From March 16, 2007 until June 6, 2007, his monthly rate was reduced to $10,000 and reimbursement of reasonable expenses. Effective June 6, 2007, his monthly rate was increased to $17,500. Mr. Ratoff will also receive compensation as a member of the Board. On July 25, 2007, Mr. Ratoff was appointed as Interim President and Chief Executive Officer of the Company, concurrent with the resignation of Dr. Jan Egberts. On April 28, 2009, Mr. Ratoff was appointed Interim Chief Financial Officer, Principal Financial Officer and Corporate Secretary concurrent with the resignation of Dr. Deni M. Zodda.

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the nominees for election as Directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee will consider candidates proposed by stockholders. Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Steven B. Ratoff, Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822. The Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management. The criteria which will be applied include: (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its Committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of NovaDel, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission and NYSE Amex LLC. When evaluating potential candidates, the Corporate Governance and Nominating Committee will take into consideration the qualifications set forth in the Corporate Governance Guidelines which are available on our website at www.novadel.com. The Corporate Governance and Nominating Committee will also consider whether potential Director candidates will likely satisfy the applicable independence standards for the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

Stockholder Communications with the Board

Stockholders may communicate their comments or concerns about any matter to the Board by mailing a letter to the attention of the Board, c/o NovaDel, attention Corporate Secretary, at our office in Flemington, New Jersey. All letters received by the Corporate Secretary will be provided to the Board.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

The Audit Committee, pursuant to its charter, has selected the independent registered public accounting firm of J.H. Cohn LLP for the purpose of auditing and reporting upon the financial statements of NovaDel for the fiscal year ending December 31, 2009. Neither the firm, nor any of its members has any direct or indirect financial interest in NovaDel. J.H. Cohn LLP has been employed by us to audit our financial statements since November 2003.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain J.H. Cohn LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of NovaDel and our stockholders. A formal statement by representatives of J.H. Cohn LLP is not planned for the Annual Meeting. However, representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

Independent Registered Public Accounting Firm’s Fee Summary

The following table sets forth fees billed to us by our independent registered public accounting firm during the years ended December 31, 2008 and 2007 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	J.H. Cohn
	fiscal year ended 12/31/08	fiscal year ended 12/31/07

Audit Fees	$164,000	$125,000
Audit Related Fees	$22,900	$19,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$186,900	$144,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations. The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The Audit Committee has pre-approved for fiscal year 2009 the following services with the following fee limits:

Audit Services

Service		Range of Fees
1.	Statutory audits or financial audits for affiliates of the Company for annual financial statements and review of financial statements included in quarterly reports in Form 10-Q	Not to exceed $20,000
2.

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents) and assistance in responding to SEC comment letters

Not to exceed $5,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or other actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Not to exceed $10,000

Audit Related Services

Service		Range of Fees
1.	Due diligence services pertaining to potential business acquisitions/dispositions	Not to exceed $5,000
2.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters	Not to exceed $10,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Not to exceed $10,000
4.	Attest services not required by statute or regulation	Not to exceed $5,000

Tax Services

Service		Range of Fees
1.	U.S. federal, state and local tax planning and advice	Not to exceed $5,000
2.	U.S. federal, state and local tax compliance	Not to exceed $20,000
3.	International tax planning and advice	Not to exceed $5,000
4.	International tax compliance	Not to exceed $5,000

All Other Services

Service	Range of Fees
No such services are pre-approved	—

Report of the Audit Committee

The Audit Committee of the Board is currently composed of three members and acts under a written charter originally adopted in September 2003, which has been reviewed and amended on an annual basis. The current members of the Audit Committee possess the financial sophistication required by its charter and applicable rules. The Audit Committee’s written charter is available on our website at www.novadel.com.

Management is responsible for our financial statements and the overall financial reporting process, including our system of internal control and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of NovaDel in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee has reviewed and discussed with our management NovaDel’s audited financial statements for the year ended December 31, 2008. The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in rule 3200T. These standards require our independent registered public accounting firm to communicate to our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•

the process used by management in formulating particularly sensitive accounting estimates, and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence with respect to NovaDel. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to NovaDel is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to our Board that NovaDel’s audited financial statements referred to above be included in our Annual Report on Form 10-K for the period ended December 31, 2008.

Audit Committee
Thomas E. Bonney, CPA Chair
William F. Hamilton, Ph.D.
Mark J. Baric

In accordance with the rules of the Securities and Exchange Commission, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names and ages of our current named executive officers are set out below. The named executive officers are elected annually by the Board and serve at the pleasure of the Board. The Board of Directors has determined that the following individuals are our executive officers for the 2009 fiscal year: Mr. Ratoff, Dr. Bergstrom, Mr. Spicer and Dr. Zodda.

NAME	AGE	POSITION WITH NOVADEL
Steven B. Ratoff	67	Interim President, Chief Executive Officer and Director
David H. Bergstrom, Ph.D.	55	Senior Vice President and Chief Operating Officer
Michael E. Spicer, CPA(1)	56	Chief Financial Officer and Corporate Secretary
Deni M. Zodda, Ph.D.(2)	56	Senior Vice President and Chief Business Officer

(1)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices. On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary.

(2)

On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary. On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Steven B. Ratoff, Chairman of the Board, Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, 67. Mr. Ratoff was elected to the Board in January 2006 and was elected Chairman of the Board on September 15, 2006. He was appointed as Interim President and Chief Executive Officer of NovaDel on July 23, 2007. Mr. Ratoff is a private investor and since December 2004 has served as a venture partner with ProQuest Investments, a health care venture capital firm. Mr. Ratoff has been a director, since May 2005, and was Chairman of the Board, from September 2005 to October 2006, of Torrey Pines Therapeutics Inc. (formerly Axonyx Inc.), a NASDAQ development stage pharmaceutical company. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December, 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly-traded diversified manufacturer of consumer products. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

David H. Bergstrom, Ph.D., Senior Vice President and Chief Operating Officer, 55. Dr. Bergstrom joined NovaDel in December 2006 as Senior Vice President and Chief Operating Officer. From 1999 to November 2006, Dr. Bergstrom served in several capacities at Cardinal Health, Inc., including Vice President, Research & Development and Senior Vice President and General Manager. From 1998 to 1999, Dr. Bergstrom was Vice President of Pharmaceutical & Chemical Development at Guilford Pharmaceuticals Inc. Dr. Bergstrom was employed by Hoechst Marion Roussel, Inc. as the Director of Pharmaceutical and Analytical Sciences from 1996 to 1998. Dr. Bergstrom served as Director of Pharmaceutical and Analytical Development for the predecessor company, Hoechst-Roussel Pharmaceuticals Inc., from 1991 to 1996, and Group Manager, Formulations, Pharmaceutical Research from 1990 to 1991. Prior thereto, Dr. Bergstrom held various positions at Ciba-Geigy Corporation. Dr. Bergstrom received his Ph.D. in Pharmaceutics at the University of Utah in 1985. In addition, he received his M.S. in Pharmaceutical Chemistry at the University of Michigan in 1982 and his B.S. degree in Pharmacy in 1978 at Ferris State University.

Michael E. Spicer, CPA, Chief Financial Officer and Corporate Secretary, 56. Mr. Spicer joined NovaDel as Chief Financial Officer in December 2004 and was named Corporate Secretary in April 2006. From December 2001 to December 2004, Mr. Spicer was Chief Financial Officer of Orchid Biosciences, Inc. (now known as Orchid Cellmark Inc.). From September 1998 to December 2001, Mr. Spicer served as Vice President, Chief Financial Officer of Lifecodes Corporation until it was acquired by Orchid. Mr. Spicer is a Certified Public Accountant and holds an undergraduate degree in Accounting from the University of Virginia and an M.B.A. from Harvard Business School. On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

Deni M. Zodda, Ph.D., Senior Vice President and Chief Business Officer, 56. Dr. Zodda joined NovaDel in February 2007 as Senior Vice President and Chief Business Officer. From May 2006 to February 2007, Dr. Zodda was Principal of Medignostica, LLC, a consulting firm he owns which provided business development services to various clients and was acting Chief Executive Officer of StemCapture, Inc., a privately-held stem cell research company. From 2000 to May 2006, Dr. Zodda served in varying capacities, including Senior Vice President, Business Development and Principal Financial Officer of Discovery Laboratories, Inc. From 1998 to 2000, Dr. Zodda served as Managing Director of the Life Sciences Practice at KPMG. During the course of his career, Dr. Zodda also held senior management positions in business development, marketing and commercial operations at Cephalon, Inc., Wyeth, Baxter International Inc. and SmithKline Beckman, Inc. Dr. Zodda received his M.B.A. in Marketing and Finance from the University of Santa Clara in 1986, his Ph.D. in Biology from the University of Notre Dame in 1980 and his B.S. in Biology from Villanova University in 1975. On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us by each person known to be the beneficial owner of 5% or more of the Common Stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	ProQuest Investments, II, L.P.(1)	30,276,431 (2)	35.1%
Common Stock	Wachovia Corporation (3)	5,800,000(4)	9.3%

(1)	The address for ProQuest Investments II, L.P., ProQuest Investments III, L.P. and ProQuest Investments II Advisors Fund, LP is 90 Nassau Street, 5th Floor, Princeton, NJ 08542.
(2)

Includes (i) 1,262,747 shares of Common Stock, $95,699.68 in convertible secured promissory notes from the Initial Closing convertible into 324,406 shares of Common Stock, $508,705.44 in convertible secured promissory notes from the Subsequent Closing convertible into 2,164,704 shares of Common Stock, and warrants to purchase 2,347,981 shares of Common Stock held in the name of ProQuest Investments II, L.P., (ii) 4,974,426 shares of Common Stock, $376,996.48 in convertible secured promissory notes from the Initial Closing convertible into 1,277,954 shares of Common Stock, $2,004,033.71 in convertible secured promissory notes from the Initial Closing convertible into 8,527,803 shares of Common Stock and warrants to purchase 9,249,567 shares of Common Stock held in the name of ProQuest Investments III, L.P., and (iii) 30,397 shares of Common Stock, $2,303.85 in convertible secured promissory notes from the Initial Closing convertible into 7,810 shares of Common Stock, $12,246.95 in convertible secured promissory notes convertible into 52,114 shares of Common Stock, and warrants to purchase 56,523 shares of Common Stock. ProQuest Associates III LLC (“Associates III”) is the General Partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

(3)	The address for Wachovia Corporation is: One Wachovia Center, Charlotte, NC 28288-0137.
(4)

As reported on Schedule 13G filed with the Securities and Exchange Commission on January 11, 2007, Wachovia Corporation has (i) sole power to vote 5,800,000 shares of Common Stock and (ii) no power to dispose or direct the disposition of 5,800,000 shares of Common Stock.

Stock Ownership of Directors and Management

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a Director or a nominee for Director; (ii) each named executive officer in the Summary Compensation Table on page 39; and (iii) all Directors and named executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Common Stock	Mark J. Baric	71,667	*
Common Stock	David H. Bergstrom, Ph.D.	527,500(3)	*
Common Stock	Thomas E. Bonney, CPA	253,100	*
Common Stock	William F. Hamilton, Ph.D. (7)	190,506	*
Common Stock	J. Jay Lobell(7)	320,291(4)	*
Common Stock	Charles Nemeroff, M.D., Ph.D.	148,333	*
Common Stock	Steven B. Ratoff	911,705(5)	1.42%
Common Stock	Michael E. Spicer, CPA	39,000(6)	*
Common Stock	Deni M. Zodda, Ph.D.	15,625	*
Common Stock	All Directors and Named Executive Officers as a group (11 persons)	2,477,728	3.86%

_____________________________________________

*Less than 1%.

(1)	The address of all holders listed herein is c/o NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822.
(2)

For each of the following persons, the numbers set forth in this column includes the number of shares of Common Stock immediately succeeding such person’s name, which such person has the right to acquire within 60 days through the exercise of stock options: Mr. Baric, 66,667; Dr. Bergstrom, 420,834; Mr. Bonney, 227,800; Dr. Hamilton, 181,506; Mr. Lobell, 133,333; Dr. Nemeroff, 133,333; Mr. Ratoff, 612,978; Dr. Zodda, 15,625; and all Directors and named executive officers as a group 1,792,077.

(3)

For Dr. Bergstrom, the numbers set forth in this column include 66,666 shares of stock which have vested, pursuant to the 100,000 share restricted stock award that Dr. Bergstrom received in December 2006.

(4)	Includes warrants to purchase 9,494 shares of Common Stock.
(5)	Includes warrants to purchase 38,727 shares of Common Stock.
(6)	Includes shares owned by Mr. Spicer.
(7)

On August 19, 2009, the Board’s Corporate Governance and Nominating Committee determined that, in light of the Company’s reduced size and level of activity, and the skill sets which would be most needed going forward, that Mr. J. Jay Lobell, a member of our Board and chairman of our Compensation Committee, and Dr. William F. Hamilton, Ph.D., a member of our Board and Chairman of our Corporate Governance and Nominating Committee, would not be nominated for re-election at this year’s Annual Meeting. There are no disagreements between us and Mr. Lobell or Dr. Hamilton on any matters relating to our operations, policies or practices.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our named executive officers during the 2008 fiscal year. Our Chief Executive Officer, Chief Financial Officer and the other named executive officers included in the Summary Compensation Table on page 39 will be referred to as the “named executive officers” for purposes of this discussion.

This year’s overview of our executive compensation policy has been significantly expanded to provide a more comprehensive picture to you, the stockholder, of both the rationale behind executive compensation decisions and the manner in which those decisions are made. In developing our enhanced disclosure, the Compensation Committee of the Board, or Committee, relied upon the principles contained in the newly adopted regulations governing public company executive compensation disclosure that were recently approved by the Securities and Exchange Commission.

Compensation Objectives and Philosophy

The Committee is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	motivate, recruit and retain executives capable of meeting our strategic objectives;
•	provide incentives to ensure superior executive performance and successful financial results for NovaDel; and
•	align the interests of the named executive officers with the long-term interests of our stockholders.

The Committee seeks to achieve these objectives by:

•	establishing a compensation structure that is both market competitive and internally fair;
•	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;
•	providing upward leverage for overachievement of goals; and
•	providing long-term equity-based incentives.

In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

Role of Compensation Committee and Chief Executive Officer. The Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other named executive officers. The Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Committee together assess the performance of the other named executive officers employed by us as of December 31 and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Interim Chief Executive Officer provided the Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Committee with respect to the compensation packages for those officers for the 2008 fiscal year.

Mr. Steven B. Ratoff, the Company’s Chairman of the Board, also serves as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary. He was appointed as Interim President and Chief Executive Officer on July 25, 2007, concurrent with the resignation of Dr. Jan Egberts. On April 28, 2009, Mr. Ratoff was appointed Interim Chief Financial Officer, Principal Financial Officer and Corporate Secretary concurrent with the resignation of Dr. Deni M. Zodda. Mr. Ratoff does not have an employment agreement with the Company in connection with his service as Interim President and Chief Executive Officer. In connection with Mr. Ratoff’s services as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement is on a month-to-month basis. From September 15, 2006 until March 16, 2007, Mr. Ratoff was compensated at a rate of $17,500 per month and reimbursement of reasonable expenses. From March 16, 2007 until June 6, 2007, his monthly rate was reduced to $10,000 and reimbursement of reasonable expenses. Effective June 6, 2007, his monthly rate was increased to $17,500. During the year ended December 31, 2008, Mr. Ratoff received $210,000 in consulting fees. As Mr. Ratoff is still a non-employee, he will continue to receive his annual retainer and option awards as a member of the Board.

The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

Role of Compensation Consultant. In 2006, the Committee utilized Compensation Resources, Inc., or CRI, a nationally recognized compensation consulting firm to provide competitive compensation data and general advice in the design of programs that affect the named executive officers compensation, including the Chief Executive Officer. Our named executive officers did not participate in the selection of the consultant. We have not used the services of any other compensation consultant in matters affecting the named executive officers or Director compensation. In the future, we, or the Committee, may engage or seek the advice of other compensation consultants. During 2006, CRI performed a market analysis of the compensation paid by comparable pharmaceutical and drug delivery companies and provided the Committee with recommended compensation ranges for each named executive officer positionbased on the competitive data. During 2007 and 2008, CRI acted as an advisor to the Committee on certain compensation-related matters.

Competitive Position

The Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Committee reviews the performance of each named executive officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions recommended by the Committee with respect to such matters.

In CRI’s market analysis of compensation performed in 2006, the relevant peer group for compensation and benefit programs consists primarily of companies of comparative size, similar businesses and geographic scope. These are the firms with which NovaDel competes for talent. The comparator group was chosen to include companies with similar market capitalization, similar revenue size, and some direct competitors. The comparator group is different from the companies used in the “Performance Graph” on page 46 of our Annual Report on Form 10-K for the period ended December 31, 2008. The reason for this is that NovaDel has business competitors with whom we benchmark against for financial performance, but also have business and talent competitors against whom we benchmark for pay purposes. Additionally, the positions were compared to published survey data from nationally recognized sources to ensure the accuracy and validity of the proxy peer group. The companies from the peer analysis are listed below:

Company Name	Total Revenues Most Recent Fiscal Year ($Millions)	Current Stock Price ($)	Market Cap (Millions)	Total Shares Outstanding (Millions)
Advanced Life Sciences Holdings, Inc.	0.1	3.53	84.8	24
Advanced Viral Research Corp.	0.8	0.056	41.8	746.4
Anadys Pharmaceuticals, Inc.	4.9	3	88.5	29.5
Antigenics Inc.	0.6	1.9	74.7	39.3
Avalon Pharmaceuticals, Inc.	1.5	2.95	30.4	10.3
Biopure Corporation	2.1	0.92	38.9	42.3
BioSante Pharmaceuticals, Inc.	0.3	1.95	33.3	17.1
Curis, Inc.	6	1.56	76.6	47.1
Delcath Systems, Inc.	0.4	3.68	62.6	17
Elite Pharmaceuticals, Inc.	2.5	2.18	43.6	20
EpiCept Corporation	0.4	1.77	42.7	24.1
Generex Biotechnology Corporation	0.4	2.17	229.9	105.9
Idera Pharmaceuticals, Inc.	2.5	3.9	61.9	15.9
Inhibitex, Inc.	0.9	1.57	46.6	29.7
Lev Pharmaceuticals Inc.	0.5	0.75	77.6	103.5
Lipid Sciences, Inc.	0	1.68	46.5	27.7
Manhattan Pharmaceuticals, Inc.	1	0.67	39.7	59.3
Point Therapeutics, Inc.	0.2	1.17	46.5	39.7
RegeneRx Biopharmaceuticals, Inc.	0.6	2.3	85.9	37.3
Repros Therapeutics Inc.	0.6	8.28	75.4	9.1
SIGA Technologies, Inc.	8.5	1.97	50.2	25.5
Valentis, Inc.	0.7	0.84	11.4	8.9
MEAN			63.2

Components of Compensation

The key components of NovaDel’sexecutive compensation package are cash compensation (salary & annual incentives), long term incentives and company-sponsored benefit plans. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our named executive officers. We seek to achieve our compensation objectives through five key compensation elements:

•	base salary;
•	annual short-term cash incentives;
•	long-term equity incentive awards;
•	special benefits; and
•	change in control and other severance agreements.

Base Salary. In General – It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee works with outside consultants as necessary to establish salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability.

Annual base salaries for the named executive officers are reviewed and approved by the Committee in the first fiscal quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Committee reviews established goals and objectives and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the named executive officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

Changes for Fiscal Year 2009 – The Committee met in December 2008 to evaluate the performance and compensation for each named executive officer. The Committee reviewed compensation of comparable companies and recognized the need to retain current management given individual and collective performance. As a result of the Company’s cash position and requirement for additional funding, the Committee recommended to the Board that no merit increases be granted to our named executive officers for 2009.

Annual Bonuses. In General – As part of their compensation package, our named executive officers have the opportunity to earn annual bonuses. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Pursuant to the individual employment agreements, the Committee establishes each year a target award for each named executive officer based on a percentage of base salary. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each named executive officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each named executive officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Committee believes it is a precise measure of how the named executive officer contributed to business results.

Fiscal 2008 Performance Measures and Payouts – In 2008, annual bonus targetsranged from 30% to 50% of base salary for the named executive officers and were payable based on the Committee’s subjective review of both the performance of NovaDel as well as individual performance. The Committee utilizes annual bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will vary depending on the individual executive, but will relate generally to (i) operational goals such as the development of our product candidates and the identification and advancement of additional product candidates, (ii) strategic goals such as the establishment of operating plans and budgets, review of organization and staff, and (iii) the enhancement of stockholder value.

At the end of each fiscal year, the Committee determines the level of achievement with respect to each corporate goal, and decides the overall percent of corporate goal achievement for purposes of annual bonuses. For this assessment, the Committee evaluates the status of NovaDel’s development programs and clinical progress, corporate development and regulatory compliance activities. These qualitative factors are also typically used by comparable companies to evaluate performance and involve a subjective assessment of corporate performance by the Committee. Moreover, the Committee does not base its considerations on a single performance factor, but rather considers a mix of factors and evaluates company and individual performance against that mix. The Chief Executive Officer provides written evaluations for the named executive officers, other than himself, to the Committee along with his recommendations for each individual performance factor. The Committee reviews the performance and assessment of each named executive officer and then evaluates the Chief Executive Officer and assigns a weight to each individual achievement factor. The table below details fiscal 2008 annual bonus targets and actual payouts for our previous Chief Executive Officer, our Chief Operating Officer, our Chief Business Officer, and our Chief Financial Officer.

Name	Title	2008 Target Bonus ($)	2008 Target Bonus (% Salary)	2008 Actual Bonus ($)	2008 Actual Bonus (% Salary)
Steven B. Ratoff(1)	Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary	$0	0%	$0	0%
David H. Bergstrom, Ph.D.	Chief Operating Officer	$90,000	30%	$0(2)	0%(2)
Deni M. Zodda(3)	Chief Business Officer	$83,500	30%	$0	0%
Michael E. Spicer, CPA(4)	Chief Financial Officer and Corporate Secretary	$76,900	30%	$0	0%

(1)

Mr. Ratoff entered into a consulting arrangement with the Company in 2006, and is compensated under that arrangement at a rate of $17,500 per month, plus reimbursement of reasonable expenses. Mr. Ratoff is not entitled to a bonus.

(2)

Dr. Bergstrom did not receive a fiscal 2008 annual bonus, however, Dr. Bergstrom did receive a one-time special cash bonus of $50,000 in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for Zolpimist™ (zolpidem tartrate) Oral Spray for the short-term treatment of insomnia.

(3)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

(4)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices. On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary.

Change for Fiscal Year 2009 – As in 2008,annual bonuses for 2009, if any, will be based on achievement of pre-established company objectives and individual goals for each named executive officer and, for each named executive officer other than the Chief Executive Officer, a subjective review of that individual’s performance. Corporate performance targets may include such measures as strategic plan metrics while individual performance targets may include operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified and documented at the beginning of each fiscal year. It is the Committee’s intention to base a greater percentage of the annual award payout on corporate as opposed to individual performance for higher level executives, with 100% of the Chief Executive Officer’s annual bonus tied to the attainment of corporate performance objectives.

For the 2009 fiscal year awards, the potential payout may range from 0 –100% of target, or higher under certain circumstances. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers. Our objectives relating to development and clinical goals for 2009 include the following:

•	pursuit of strategic partners for our NitroMist™ oral spray;
•	pursuit of strategic partners for our Zolpimist™ oral spray; and
•	continued development of the Company’s technology and operating platform, and
•	other strategic transactions that benefit the Company and its stockholders

The table below shows the dollar amount of the 2008 and 2009 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2008 Target Bonus ($)	2008 Target Bonus (% Salary)	2009 Target Bonus ($)	2009 Target Bonus (% Salary)
Steven B. Ratoff(1)	Interim President and Chief Executive Officer	$0	0%	$0	0%
David H. Bergstrom, Ph.D.	Senior Vice President and Chief Operating Officer	$90,000	30%	$90,000	30%
Michael E. Spicer, CPA (2)	Chief Financial Officer and Corporate Secretary	$76,900	30%	-	-
Deni M. Zodda, Ph.D. (3)	Senior Vice President and Chief Business Officer	$82,500	30%	-	-

(1)

Mr. Ratoff entered into a consulting arrangement with the Company in 2006, and is compensated under that arrangement at a rate of $17,500 per month, plus reimbursement of reasonable expenses. Mr. Ratoff is not entitled to a bonus.

(2)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

(3)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Mr. Steven B. Ratoff, the Company’s Chairman of the Board, also serves as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary. Mr. Ratoff does not have an employment agreement with the Company in connection with his service as Interim President and Chief Executive Officer, and therefore does not receive a base salary or annual bonus. In connection with Mr. Ratoff’s services as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement is on a month-to-month basis. From September 15, 2006 until March 16, 2007, Mr. Ratoff was compensated at a rate of $17,500 per month and reimbursement of reasonable expenses. From March 16, 2007 until June 6, 2007, his monthly rate was reduced to $10,000 and reimbursement of reasonable expenses. Effective June 6, 2007, his monthly rate was increased to $17,500. Mr. Ratoff will also receive compensation as a member of the Board. On July 25, 2007, Mr. Ratoff was appointed as Interim President and Chief Executive Officer of the Company, concurrent with the resignation of Dr. Jan Egberts. On April 28, 2009, Mr. Ratoff was appointed Interim Chief Financial Officer, Principal Financial Officer and Corporate Secretary concurrent with the resignation of Dr. Deni M. Zodda.

Long-Term Incentive Equity Awards. In General - We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our equity plans have been established to provide our employees, including our named executive officers, with incentives to help align employees’ interests with the interests of our stockholders. The Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Committee has used restricted stock and may in the future utilize restricted stock as part of our long-term incentive program. We have expensed stock option grants under Statement of Financial Accounting Standards 123R, Share-Based Payment (SFAS 123R), since August 1, 2005. Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our named executive officers through stock options and restricted stock grants than through cash-based compensation.

Stock Options. Our stock plans authorize us to grant options to purchase shares of Common Stock to our employees, Directors and consultants. The Committee generally oversees the administration of our stock option plans. In 2008, the Committee delegated the authority to our Chief Executive Officer to make initial option grants to certain new employees within an approved range. All new employee grants in excess of the Chief Executive Officer’s limit and any grant to a named executive officer are approved by the Committee. Stock options may be granted at the commencement of employment, annually, occasionally following a significant change in job responsibilities or to meet other objectives.

The Committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of members of management, such as Steven B. Ratoff, our Interim President and Chief Executive Officer.

In 2008, certain named executive officers were awarded stock options in the amounts included in the Grants of Plan-Based Awards table on page 41. Stock options granted by us have an exercise price equal to the fair market value of our Common Stock on the day of grant, typically vest annually over a three-year period or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire ten (10) years after the date of grant. The fair value of the options granted to the named executive officers in the Summary Compensation Table on page 39, is determined in accordance with SFAS 123R. The Committee has also granted performance based options to certain of our named executive officers. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986, as amended.

We expect to continue to use stock options as a long-term incentive vehicle because:

•

Stock options align the interests of our named executive officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

•	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price.
•

Stock options help to provide a balance to the overall executive compensation program as base salary and annual bonuses focus on the short–term compensation, while the vesting of stock options increases stockholder value over the longer term.

•

The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual named executive officer’s total compensation.

Restricted Stock. Our 2006 Equity Incentive Plan authorizes us to grant restricted stock. As of December 31, 2008, we had granted 1.2 million shares of restricted stock to our Interim President and Chief Executive Officer, our three executive officers, and other non-executive employees of the Company. Of this amount, we granted 1.1 million shares of restricted stock on February 6, 2008 to our Interim President and Chief Executive Officer, our three executive officers, and other non-executive employees of the Company. In order to implement our long-term incentive goals, we anticipate that we may grant additional shares of restricted stock in the future.

Executive Benefits and Perquisites

Our named executive officers, who are parties to employment agreements, will continue to be parties to such employment agreements in their current form until the expiration of the employment agreement or until such time as the Committee determines in its discretion that revisions to such employment agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental and life insurance and the ability to contribute and receive a company match to a 401(k) plan; however, the Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies. We have no current plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our named executive officers are entitled as set forth herein) or level of benefits.

Severance and Change in Control Arrangements

The specific terms of our severance and change in control arrangements are discussed in detail below under the headings Potential Payments Upon Termination or Change in Control on page 44 and Employment Agreements beginning on page 45. As a general matter, however, we believe that reasonable severance and change in control protection for our named executive officers is necessary in order for us to recruit and retain qualified executives.

Equity Grant Policy

All grants to our named executive officers are at the discretion of the Board, following review and input by the Committee.

IRC Section 162(m) compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, our compensation program is designed to reward executives for the achievement of our performance objectives. The stock plan is designed in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee considers it important to retain flexibility to design compensation programs that are in the best interests of NovaDel and its stockholders and, to this end, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Committee believes that compensation is appropriate and in the best interests of NovaDel and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for the named executive officers, NovaDel’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for our financial statements, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section beginning on page 30 of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

J. Jay Lobell, Chair
Mark J. Baric
Charles Nemeroff, M.D., Ph.D.

Summary Compensation Table

The following table sets forth a summary for the fiscal year ended December 31, 2008 of the cash and non-cash compensation awarded, paid or accrued by us to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer who served in such capacities in 2008 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
Steven B. Ratoff Interim President and Chief Executive Officer	2008 2007 2006	— 206,500(2) 61,000(2)	— — —	141,000(10) — —	— 57,335(3) 71,000(3)	— —	— —	210,000 6,000(3) 29,449(3)	351,000 269,835 161,449
David H. Bergstrom, Ph.D. Senior Vice President and Chief Operating Officer	2008 2007 2006	311,538 300,000 23,076	50,000 100,000 —	70,000(10) — 171,000(4)	— — 563,000(5)	— —	— —	25,156 19,799 —	457,195 419,799 757,076
Michael E. Spicer, CPA Chief Financial Officer and Corporate Secretary(11)	2008 2007 2006	266,054 255,731 244,000	— — 73,200	70,500(10) — —	— 256,124(6) 491,000(7)	— —	— —	40,114 62,443 52,545	376,618 574,298 860,745
Deni M. Zodda, Ph.D Chief Business Officer(12)	2008 2007 2006	288,577 236,692 —	— — —	70,500(10) — —	— 364,576(8)	— —	— —	35,783 25,541 —	394,860 622,809 —

(1)

Bonus for Mr. Spicer was earned in fiscal year 2006 and paid in 2007. Dr. Bergstrom’s $100,000 bonus was earned in fiscal year 2007 and paid in January 2008. In addition, Dr. Bergstrom received a one-time special cash bonus of $50,000 in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for Zolpimist™ (zolpidem tartrate) Oral Spray for the short-term treatment of insomnia.

(2)	Amount represents fees paid to Mr. Ratoff as part of his consulting agreement with NovaDel.
(3)	Amount represents Board fees paid to Mr. Ratoff during 2007 and 2006, as previously discussed under director compensation.
(4)

The grant date fair value, as determined by us for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), of the restricted stock award was $1.71 per share for Dr. Bergstrom.

(5)

The grant date fair value, as determined by us for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), of the stock option awards was $0.63 per share for Dr. Bergstrom. The actual amount ultimately realized by Dr. Bergstrom from the equity award will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(6)

The grant date fair value, as determined by us for financial reporting purposes in accordance with FAS 123R, of the stock option awards was $1.14 per share for Mr. Spicer. The actual amount ultimately realized by Mr. Spicer from the equity award will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(7)

The grant date fair value, as determined by us for financial reporting purposes in accordance with FAS 123R, of the stock option awards was $1.09 per share for Mr. Spicer. The actual amount ultimately realized by Mr. Spicer from the equity award will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(8)

The grant date fair value, as determined by us for financial reporting purposes in accordance with FAS 123R, of the stock option awards was $0.55 per share for Dr. Zodda. The actual amount ultimately realized by Dr. Zodda from the equity award will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(9)	See All Other Compensation – 2007 chart below for amounts.
(10)

In addition, the named executives each received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and each of Dr. Bergstrom, Mr. Spicer and Dr. Zodda received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period.

(11) On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

(12) On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

All Other Compensation — 2008

Name	401(K) ($)	Health Care Coverage ($)	Relocation ($)	Severance Payment ($)	Vacation Payout ($)	Auto Allowance ($)	Total ($)
Steven B. Ratoff	—	—	—	—	—	—	—
David H. Bergstrom, Ph.D.	12,261	12,896	—	—	—	—	25,157
Michael E. Spicer, CPA	10,248	28,184	1,682	—	—	—	40,114
Deni M. Zodda, Ph.D.	10,346	25,437	—	—	—	—	35,783

Grants Of Plan-Based Awards

The following table sets forth information with respect to the named executive officers concerning grants of restricted stock during the fiscal year ended December 31, 2008. There were no stock options granted to the named executive officers during the fiscal year ended December 31, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven B. Ratoff	2/6/08	—	—	—	—	—	—	300,000	—	—	—
David H. Bergstrom, Ph.D.	2/6/08	—	—	—	—	—	—	150,000	—	—	—
Michael E. Spicer, CPA(2)	2/6/08	—	—	—	—	—	—	150,000	—	—	—
Deni M. Zodda, Ph.D. (23	2/6/08	—	—	—	—	—	—	150,000	—	—	—

(1)

Amounts in this column represent restricted stock awards granted pursuant to 1998 Stock Option Plan to the named executive officer during 2008. The restrictions on the restricted stock shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period.

(2)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices. As a result of Mr. Spicer’s resignation, his 150,000 restricted shares were forfeited.

(3)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009. As a result of Dr. Zodda’s departure, his 150,000 restricted shares were forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of equity awards outstanding at December 31, 2008 for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven B. Ratoff	66,667(1) 29,945(2) 16,667(1)	33,333 — 33,333	—	$1.36 $1.52 $1.52	1/16/2011 1/15/2012 1/15/2012	300,000	$96,000	—	—
David H. Bergstrom, Ph.D.	21,930(3) 315,570(3)	36,549 525,951	—	$1.71 $1.71	12/3/2016 12/3/2016	183,334(6)	$58,667	—	—
Deni M. Zodda, Ph.D.(8)	— —	68,027(4) 598,973(4)	— —	$1.47 $1.47	2/21/2017 2/21/2017	150,000	$48,000	—	—
Michael E. Spicer, CPA(7)	100,000(2) 40,404(5) 259,596(5) 18,416(1) 56,584(1)	— 20,202 129,798 36,832 113,168	—	$1.57 $1.65 $1.65 $1.81 $1.81	12/19/2014 4/18/2016 4/18/2016 1/25/2017 1/25/2017	150,000	$48,000	—	—

(1)	The options vest in one-third installments per year in years 1, 2 and 3. An additional 1/3 of these options vested in January 2009.
(2)	These options are fully vested.
(3)

Dr. Bergstrom’s options are performance based and vest 12.5% upon acceptance by the Food & Drug Administration (FDA) of our New Drug Application (NDA) submission for our product candidate zolpidem; 12.5% upon FDA acceptance of a NDA submission for our product candidate sumatriptan; 12.5% upon Board approval and successful implementation of portfolio plan for next generation compounds; 12.5% upon Chief Executive Officer approval and successful implementation of organization plan to address issues in analytical, clinical and regulatory; 15% upon completion of a Board approved licensing deal for our product candidate zolpidem; 15% upon completion of a Board approved licensing deal for our product candidate sumatriptan; and 20% at Board discretion upon completion of approved licensing deal for our product candidates zolpidem or sumatriptan.

(4)

Dr. Zodda’s options are performance based and vest upon achievement of performance milestones; so that 22,676 incentive stock options and 200,324 non-qualified stock options will vest on the signing of a Board approved third party agreement for U.S. or worldwide rights of sumatriptan; 22,676 incentive stock options and 199,324 non-qualified stock options will vest on the signing of a Board approved third party agreement for U.S. or worldwide rights of zolpidem; and 22,675 incentive stock options and 199,325 non-qualified stock options will vest upon approval by the Board of any third party agreement whereby the Company obtains the right to develop a product incorporating an active pharmaceutical ingredient that is the subject of a then valid U.S. Patent (or in-process U.S. Patent Application) and already approved for sale by the U.S. Food and Drug Administration with sales in the U.S. of at least $100 million. Such options will expire on February 21, 2017.

(5)	An additional 1/3 of these options vested on April 19, 2009.

(6)

Dr. Bergstrom was awarded 100,000 shares of restricted stock in December 2006, which restricted stock vests in one-third installments in years 1, 2 and 3. In addition, the named executives each received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and each of Dr. Bergstrom, Mr. Spicer and Dr. Zodda received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period.

(7)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

(8)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Option Exercises and Stock Vested During 2008

There were no options or other derivative securities exercised in 2008 by our named executive officers. In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments upon death or disability, termination, resignation or a change of control of NovaDel for each of the named executive officers. For purposes of disclosure, the table assumes that the death or disability, termination, resignation or a change of control occurred as of December 31, 2008.

Name	Executive Benefits and Payments Upon Termination	Death or Disability($)	Termination for Cause($)	Resignation($)	Termination Without Cause Or For Good Reason($)	Termination in Connection With Change in Control($)

Steven B. Ratoff(1)

David H.	Base Salary	72,000	—	—	300,000	300,000
Bergstrom, Ph.D.	Bonus(2)	90,000	—	—	90,000	90,000
	Stock Options/Restricted Stock Accelerated(3)	58,667	—	—	—	58,667
	Health Care Continuation	1,200	—	—	1,200	1,200
	Accrued Vacation Pay	28,846	28,846	28,846	28,846	28,846
	Life Insurance Benefits(4)	100,000	—	—	—	—
TOTAL ($)		350,713	28,846	28,846	420,046	478,713

Michael E. Spicer,	Base Salary	72,000	—	—	256,200	256,200
CPA(6)	Bonus(2)	76,900	—	—	76,900	76,900
	Stock Options/Restricted Stock Accelerated(3)	48,000	—	—	—	48,000
	Health Care Continuation	28,200	—	—	28,200	28,200
	Accrued Vacation Pay(5)	19,708	19,708	19,708	19,708	19,708
	Life Insurance Benefits(4)	100,000	—	—	—	—
TOTAL ($)		344,808	19,708	19,708	381,008	429,008

Deni M. Zodda,	Base Salary	72,000	—	—	275,000	275,000
Ph.D. (7)	Bonus(2)	82,500	—	—	82,500	82,500
	Stock Options/Restricted Stock Accelerated(3)	48,000	—	—	—	48,000
	Health Care Continuation	25,400	—	—	25,400	25,400
	Accrued Vacation Pay(5)	21,154	21,154	21,154	21,154	21,154
	Life Insurance Benefits(4)	100,000	—	—	—	—
TOTAL ($)		349,054	21,154	21,154	404,054	452,054

(1)	Mr. Ratoff was appointed as the Interim President and Chief Executive Officer of the Company on July 25, 2007, but has no employment agreement.
(2)	Assumes the named executive officer has earned 100% of the potential bonus payable per the individual employment agreement.
(3)	Represents the intrinsic value of the options or restricted stock as of December 31, 2008 (the difference between the market value of $0.32 as of December 31, 2008 and the exercise price).
(4)	Pursuant to our current benefit plans, each named executive officer would receive a $50,000 death benefit plus an additional $50,000 for an accidental death or a maximum benefit of $100,000.
(5)	Represents maximum amount vacation payable to executive. Vacation time accrued ratably throughout the calendar year, and lapses as of December 31 of each year if not otherwise utilized.
(6)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

(7)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There are no disagreements between us and Dr. Zodda on any matters relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Employment Agreements

From 2004 through 2008, we entered into agreements with Dr. Egberts, Dr. Bergstrom, Mr. Spicer and Dr. Zodda. In exchange for the benefits offered under the agreements, these executives have agreed not to engage in competitive activities or to interfere with our business relations for a specified period of time following the termination of their employment. The individual agreements of the named executive officers are summarized below.

Jan H. Egberts, M.D. On July 23, 2007, the Board of Directors of NovaDel accepted the resignation of Dr. Egberts from his officer and director positions with the Company effective July 25, 2007. Dr. Egberts had served as the Company’s President and Chief Executive Officer since December 23, 2005 and as a Director since January 2006. There are no disagreements between Dr. Egberts and the Company on any matters relating to the Company’s operations, policies or practices. On September 13, 2007, in connection with his resignation, Dr. Egberts and NovaDel entered into a Separation, Consulting and General Release Agreement (the “Agreement”). Under the terms of the Agreement, Dr. Egberts will provide us with certain consulting services, not to exceed forty (40) hours in any calendar month, for a period of twelve (12) months, beginning on the date of execution of the Agreement and ending July 25, 2008. Dr. Egberts shall receive fees for such services at a rate of $363,000 per annum, payable in equal bi-weekly installments during the term of the Agreement. In addition, options previously granted to Dr. Egberts which were outstanding as of July 25, 2007 but not otherwise vested and exercisable, immediately vested and became exercisable under the Agreement and shall remain outstanding until the expiration of the Term. The Agreement contains customary provisions concerning confidentiality and non-competition.

David H. Bergstrom, Ph.D. Dr. Bergstrom’s agreement expires on December 4, 2009. His agreement currently provides for:

•	annual base salary of $300,000, subject to periodic and customary review for increase by the Board or Compensation Committee;
•	an annual bonus of $100,000 for the period commencing on January 1, 2007 and ending on December 31, 2007 and thereafter eligible to receive an annual bonus equal to 30% of base salary; and
•	options to purchase 900,000 shares of Common Stock and 100,000 shares of restricted stock pursuant to our 2006 Equity Incentive Plan.

If Dr. Bergstrom’s employment is terminated as a result of his death or disability, we shall (i) pay to Dr. Bergstrom or to Dr. Bergstrom’s estate, as applicable, (x) his base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death or disability and (y) the pro rata portion of the guaranteed bonus and stock options earned by Dr. Bergstrom during the year of his death or disability (which, for this purpose, shall be prorated in accordance with the number of full months in such year during which Dr. Bergstrom was employed hereunder), and (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Dr. Bergstrom’s family and, in the case of termination for disability, Dr. Bergstrom under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Dr. Bergstrom participated immediately prior to his death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Dr. Bergstrom’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Dr. Bergstrom’s employment is terminated by us for “Cause” or by Dr. Bergstrom other than for “Good Reason,” we shall pay: (i) base salary through the date of termination; (ii) all options that have not vested as of the date of any such termination shall be deemed to have expired; (iii) Dr. Bergstrom’s right to exercise any vested options shall terminate as of such date; and (iv) any restricted shares that are then forfeitable shall be forfeited immediately. If Dr. Bergstrom is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable) shall pay: (i) base salary for a period of one year following termination; (ii) any bonus that would otherwise be due to Dr. Bergstrom by the end of the calendar end of the year in which such termination occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options not vested shall be accelerated and deemed to have vested. If Dr. Bergstrom is terminated prior to end of term by us other than as a result of death or disability or Dr. Bergstrom’s employment is terminated by Dr. Bergstrom for “Good Reason” or we provide notice to Dr. Bergstrom that the agreement will not be renewed, we shall pay: (i) twelve (12) month severance from date of public announcement of same; (ii) the bonus that would have otherwise been due, unless there is documentation on file for a period of at least three (3) months regarding performance issues which have not been cured, to Dr. Bergstrom in the calendar year in which such termination or non-renewal occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options that are granted shall be accelerated and deemed to have vested and all vested options at date of termination shall expire ninety (90) days post termination of employment. However, our obligation will be reduced if compensation is received from other employment for these amounts otherwise actually earned by Dr. Bergstrom during the one year period following the termination of his employment.

Michael E. Spicer. Mr. Spicer’s agreement was renewed on January 22, 2008, to be effective from December 20, 2007. The agreement was renewed on December 20, 2008, and the agreement as renewed expires on December 20, 2009, and would be subject to automatic extension for successive one-year periods on the anniversary of the effective date unless either party gives written notice, no later than 90 days preceding the date of any such extension, of an intention not to further extend the term. On April 1, 2009, the Board of Directors accepted the resignation of Mr. Spicer from his position as Chief Financial Officer and Corporate Secretary. There are no disagreements between Mr. Spicer and the Company on any matters relating to the Company’s operations, policies or practices. Options and restricted shares previously granted to Mr. Spicer that had not yet vested were canceled, and remaining vested options are exercisable through June 30, 2009. Mr. Spicer’s original agreement with the Company, which was further amended on September 2, 2005 and March 12, 2007, expired on December 20, 2007. His current agreement provides for:

•	an annual base salary of $256,200, subject to periodic and customary review for increase by the Board or Compensation Committee;
•	eligible to receive an annual bonus equal to 30% of base salary; and

•	eligible to receive additional grants of stock options and other equity awards, in addition to equity awards which Mr. Spicer has already received.

If Mr. Spicer’s employment is terminated as a result of his death or disability, we shall (i) pay to Mr. Spicer or to Mr. Spicer’s estate, as applicable, (x) his base salary through the date of his death or disability and (y) the bonus, if any, that would otherwise have been due at the end of the calendar year in which such death or disability occurs; and the pro rata portion of the stock options earned by Mr. Spicer during the year of his death or disability, prorated in accordance with the number of full months in such year during which Mr. Spicer was employed by us; (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Mr. Spicer’s family and, in the case of termination for disability, to Mr. Spicer under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Mr. Spicer participated immediately prior to his death or disability; and (iii) pay any expense reimbursement amounts owed through the date of death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Mr. Spicer’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Mr. Spicer’s employment is terminated by us for “Cause” or by Mr. Spicer other than for “Good Reason,” we shall pay (i) base salary through the date of termination; (ii) all options that have not vested shall be deemed to have expired as of such date and; (iii) all rights to exercise any vested options shall terminate. If Mr. Spicer is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable), upon receiving a copy of a release and separation agreement signed by Mr. Spicer, shall pay within ten (10) business days: (i) a lump sum equivalent to twelve (12) months of base salary, and (ii) a lump sum equivalent to the bonus, if any, that would otherwise have been due at the end of the calendar year in which such termination occurs; and (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all stock options that have not vested as of the date of such termination shall be accelerated and deemed to have vested. If Mr. Spicer is terminated by us other than as a result of death or disability or Mr. Spicer terminates for “Good Reason,” we shall pay: (i) base salary for a period of twelve (12) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination.

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There are no disagreements between us and Mr. Spicer on any matters relating to our operations, policies or practices.

Deni M. Zodda, Ph.D. Dr. Zodda’s agreement expires on February 22, 2010. His agreement currently provides for:

•	annual base salary of $275,000, subject to periodic and customary review for increase by the Board or Compensation Committee;
•	eligible to receive an annual bonus equal to 30% of base salary; and
•	an incentive stock option to purchase 68,027 shares of Common Stock and a non-qualified stock option to purchase 598,973 shares of Common Stock pursuant to our 2006 Equity Incentive Plan.

If Dr. Zodda’s employment is terminated as a result of his death or disability, we shall (i) pay to Dr. Zodda or to Dr. Zodda’s estate, as applicable, (x) his base salary through the date of his death or disability and (y) the bonus, if any, that would otherwise have been due at the end of the calendar year in which such death or disability occurs; and the pro rata portion of the stock options earned by Dr. Zodda during the year of his death or disability, prorated in accordance with the number of full months in such year during which Dr. Zodda was employed by us; (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Dr. Zodda’s family and, in the case of termination for disability, to Dr. Zodda under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Dr. Zodda participated immediately prior to his death or disability; and (iii) pay any expense reimbursement amounts owed through the date of death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Dr. Zodda’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Dr. Zodda’s employment is terminated by us for “Cause” or by Dr. Zodda other than for “Good Reason,” we shall pay (i) base salary through the date of termination; (ii) all options that have not vested shall be deemed to have expired as of such date and; (iii) all rights to exercise any vested options shall terminate. If Dr. Zodda is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable), upon receiving a copy of a release and separation agreement signed by Dr. Zodda, shall pay within ten (10) business days: (i) a lump sum equivalent to twelve (12) months of base salary, and (ii) a lump sum equivalent to the bonus, if any, that would otherwise have been due at the end of the calendar year in which such termination occurs; and (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all stock options that have not vested as of the date of such termination shall be accelerated and deemed to have vested. During the first year of Dr. Zodda’s agreement, if he is terminated by us other than as a result of death or disability or Dr. Zodda terminates for “Good Reason,” we shall pay: (i) base salary for a period of six (6) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination. However, our obligation shall be reduced, by amounts otherwise actually earned by Dr. Zodda during the six (6) month period following termination. If Dr. Zodda is terminated during the second and third year of the agreement by us other than as a result of death or disability or Dr. Zodda terminates for “Good Reason,” we shall pay: (i) base salary for a period of twelve (12) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination. However, our obligation shall be reduced, by amounts otherwise actually earned by Dr. Zodda during the twelve (12) month period following termination.

The foregoing agreements also provide for certain non-competition and non-disclosure covenants on the part of such executive. However, with respect to the non-competition covenants, a court may determine not to enforce such provisions or only partially enforce such provisions. Additionally, each of the foregoing agreements provides for certain fringe benefits, such as inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as we may adopt them.

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, named executive officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports. Based solely on a review of the copies of such forms furnished to us, we believe that from January 1, 2008 to December 31, 2008 all Section 16(a) filing requirements applicable to our named executive officers, Directors and greater than 10% holders of our Common Stock were in compliance.

Certain Relationships and Related Transactions

To the best of management’s knowledge, other than (i) compensation for services as named executive officers and Directors or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $120,000 during fiscal 2008, and in which any Director or named executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

In May 2008, we completed the Initial Closing of the 2008 Financing with ProQuest Investments of $1,475,000 convertible notes with a conversion price of $0.295 and warrants to purchase 3,000,000 shares of our common stock at an exercise price of $0.369. We received proceeds, net of offering costs, of $1,475,000 from the Initial Closing. In October 2008, we completed the Subsequent Closing of the 2008 Financing with ProQuest Investments of $2,525,000 convertible notes with a conversion price of $0.235 and warrants to purchase 6,449,809 shares of our common stock at an exercise price of $0.294. We received proceeds, net of offering costs, of $2,525,000 from the Subsequent Closing. As a result of the 2008 Financing and as of the Record Date, ProQuest Investments beneficially owns 35.1% of our total outstanding common stock. As such, ProQuest Investments may be deemed to be our affiliate. Mr. Steven B. Ratoff, our Interim President and Chief Executive Officer, has served as a venture partner with ProQuest Investments since December 2004, although he has no authority for investment decisions by ProQuest Investments.

With respect to the Subsequent Closing of the 2008 Financing, we agreed to file a registration statement with the SEC to register the resale of 17,978,724 shares of common stock issuable pursuant to the 2008 Financing, referred to herein as the Subsequent Registrable Shares, within 30 days of the related closing. Also, we agreed to respond to all SEC comment letters as promptly as reasonably possible and to use our best efforts to have the registration statement declared effective within 90 days of the related closing. However, we were unable to register 9,044,649 of the Subsequent Registrable Shares in accordance with the rules and regulations of the SEC. Therefore, we filed a registration statement with the SEC to register the resale of 8,934,075 of the Subsequent Registrable Shares issuable pursuant to the 2008 Financing. There is no guarantee that the SEC will declare the registration statement effective. In connection with our reduction of Subsequent Registrable Shares being registered on the registration statement, we have agreed with ProQuest Investments to pay, as partial liquidated damages, an amount equal to 1.0% of the aggregate purchase price paid by ProQuest Investments for the shares that we are not able to register for resale under the registration statement. Such liquidated damages equal $12,703 for each 30-day period during which the shares remain unregistered, beginning on February 15, 2009 and ending on the date on which such subsequent registrable shares are registered. However, these payments may not exceed 10% of the aggregate purchase price paid by the purchasers, or $127,030. The liquidated damages will be paid in the form of a non-convertible promissory note, which accrues interest at a rate of 10% per annum and all interest and principal will become due and payable upon the earlier to occur of (i) the maturity date, which is twelve months following the date of issuance or (ii) a change of control (as defined in the liquidated damaged note).

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

In order for a stockholder proposal to be considered for inclusion in NovaDel’s Proxy Statement for the next Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at our offices no later than the close of business on May 7, 2010. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the next Annual Meeting outside the processes of the Securities and Exchange Commission’s Rule 14a-8, NovaDel must receive notice of such proposal not later than December 29, 2010. Otherwise the proposal will be considered untimely, and NovaDel’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the period ended December 31, 2008 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822, Attn: Joseph Warusz, Principal Accounting Officer (jwarusz@novadel.com; (908)782-3431). You are asked to advise us if you plan to attend the Annual Meeting. For directions to the Annual Meeting, please see the materials attached to this proxy statement or please call (908) 782-3431 ext. 2550.

You also may access this proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2008 at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2008 at www.novadel.com.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 25 Minneakoning Road, Flemington, New Jersey 08822; telephone 908-782-3431. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission. We do not expect to pay any compensation for the solicitation of proxies.

Management of NovaDel does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

/s/ STEVEN B. RATOFF
Steven B. Ratoff
Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary

September 3, 2009

FROM PHILADELPHIA AREA:

•	ROUTE 95 NORTH to EXIT 67 (Route 1 North-New Brunswick).
•	Take Route 1 North for about 4 miles; you will see signs for Carnegie Center.
•	Take that Service Road (parallel to Route 1 North) following signs for Carnegie Center Boulevard.
•	Bear Right (towards Carnegie Center Boulevard East) to stop sign.
•	Make a right at the stop sign, then the next left onto South Center Road and a quick right into the parking lot of building 502.
•	Morgan Lewis is located on the 3rd floor of building 502 (609.919.6600).

FROM NEW YORK AREA:

•	Take the NJ Turnpike South to exit 8A (Jamesburg/Cranbury).
•	Proceed through the toll and bear right to Rt 32. Once on Rt 32, merge to left lane and proceed approximately 1/2 mile.
•	Follow left exit to Rt 130 South (Princeton).
•	Go 2 lights and make a right on Dey Rd. Continue on Dey Rd to intersection of Scudders Mill Rd.

•	Make a right on Scudders Mill Rd and follow to end, bearing left to Rt 1 South. Follow Rt 1 South (just past the Alexander Rd exit) and watch for signs for Carnegie Center.
•	Take the jughandle across Rt 1 and follow to stop sign.
•	Make a right at stop sign, then a quick left on South Center Rd, and then another quick right into the parking lot of building 502.
•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

FROM ROUTE 206:

•	Follow Route 206 South toward Princeton.
•	At the intersection with Route 27 (Nassau Street), turn left.
•	At the third traffic light (movie theater on left, Princeton U. Book Store on right), turn right onto Washington Road.
•	At the intersection of Washington Road and Route 1 (Exxon on right), turn right onto Route 1 South.
•	After you pass the Hyatt Hotel on your left, take the Carnegie Center Boulevard jughandle.
•	You will cross Route 1 and go to stop sign and make a right.
•	Make the first left at the next street.
•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

FROM BEDMINSTER:

•	Follow Route 206 South toward Princeton.
•	At the intersection with Route 27 (Nassau Street), turn left.
•	At the third traffic light (movie theater on left, Princeton U. Book Store on right), turn right onto Washington Road.
•	At the intersection of Washington Road and Route 1 (Exxon on right), turn right onto Route 1 South.
•	After you pass the Hyatt Hotel on your left, take the Carnegie Center Boulevard jughandle.
•	You will cross Route 1 and go to stop sign and make a right.
•	Make the first left at the next street.
•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

TO PALMER SQUARE FROM PHILADELPHIA:

•	ROUTE 95 NORTH to 206 NORTH.
•	Take that road approximately 6-7 miles to where 206 North turns left and ROUTE 27 (NASSAU STREET) is straight ahead.
•	Take ROUTE 27 (NASSAU STREET) and go approximately 1 light and you will see an open square with the Nassau Inn at center. That is Palmer Square.

TO NYC FROM PRINCETON:

•	Exit Carnegie Center to Rt. 1 North; follow to the Scudders Mill Rd exit (approx. 2 miles).
•	Follow Scudders Mill Rd to 4th traffic light and make a left on Dey Road.
•	Follow Dey Road to 2nd traffic light and make a left on Rt 130.
•	Follow Rt 130 for approximately 1/2 mile and exit right on Rt 32 for NJ Turnpike.
•	Follow Rt 32 to entrance of NJ Turnpike (just past traffic light).
•	Take the NJ Turnpike to Exit Lincoln Tunnel/New York City.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

M16950-P84955

NOVADEL PHARMA INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Steven B. Ratoff and David H. Bergstrom with full power of substitution and resubstitution, as proxies to represent and vote any and all shares of common stock, par value $.001 per share, of NovaDel Pharma Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on October 15, 2009, at 9:00 AM local time, at the offices of Morgan, Lewis & Bockius, LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of September 3, 2009, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Proposals 1 and 2 are proposed by the Company.

(Continued and to be signed on the reverse side)

NOVADEL PHARMA INC. 25 MINNEAKONING ROAD FLEMINGTON, NJ 08822

VOTE BY INTERNET www.proxyvote.com.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting

instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16949-P84955	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVADEL PHARMA INC.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		0	0	0

Vote on Directors
1. Election of Directors
Nominees:
01) Mark J. Baric	03) Charles B. Nemeroff, M.D., Ph.D.
02) Thomas Bonney	04) Steven B. Ratoff

The Board of Directors recommends you vote FOR the following proposal(s):

Vote on Proposal		For		Against	Abstain
2. To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.		0		0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Nomination of Directors

RESOLVED, that upon the recommendation of the Company’s Nominating and Corporate Governance Committee the following persons be, and each of them hereby is, designated as nominees for election to serve as Directors of the Company: Mark J. Baric, Charles B. Nemeroff, M.D., Ph.D., Steven B. Ratoff and Thomas Bonney.

Retention of Independent Auditors

RESOLVED, that upon the recommendation of the Company’s Audit Committee, the Company appoints, and it hereby appoints, subject to stockholder ratification, J.H. Cohn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (JOINT OWNERS)			Date